Exhibit 99.1

AppLovin Announces Plan to Raise New $1.5 Billion Term Loan

10/13/2021

PALO ALTO, Calif.—(BUSINESS WIRE)— AppLovin Corporation (NASDAQ: APP), a leading marketing software company, today announced its plan to raise a new $1.5 billion term loan. The Company intends to use the net proceeds for general corporate purposes, including but not limited to acquisitions. The proposed transaction is subject to market and other conditions and there can be no assurance that AppLovin will be able to successfully complete the transaction, as described above, or at all.

JPMorgan Chase Bank, N.A. (“JPM”) and KKR Capital Markets LLC (“KCM”) (together, the “Lead Arrangers,” each in such capacity, a “Lead Arranger”) will act as a joint lead arranger and bookrunner.

About AppLovin

AppLovin’s leading marketing software provides developers with a powerful, integrated set of solutions to grow their businesses. AppLovin enables developers to market, monetize, analyze and publish their apps. The company’s first party content includes over 200+ popular, engaging apps and its technology brings that content to millions of users around the world. AppLovin is headquartered in Palo Alto, California with several offices globally.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “expect,” “plan,” “going to,” “intend,” “aim,” “target,” “project,” “believe,” “estimate,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s plans to raise a new term loan, our expected timing for the transaction and our intended use of proceeds. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to complete the transaction, our ability to obtain acceptable terms and market conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Source: AppLovin Corp.

Investors

Ryan Gee

ir@applovin.com

Press

Kim Hughes

press@applovin.com

Source: AppLovin Corp.